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                                                                   EXHIBIT 23.4

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of TIBCO Software Inc. of our report dated January 25, 2002 relating to the financial statements of TIBCO Software Inc., which appears in TIBCO Software Inc.'s Annual Report on Form 10-K for the year ending November 30, 2001 We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 1, 2002